EXHIBIT 11
                           MARK IV INDUSTRIES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (UNAUDITED) For the Three and Nine Month Periods Ended November 30, 1994 and 1993
                (Amounts in thousands, except per share data)

                                            Three Months       Nine Months
                                       Ended November 30,   Ended November 30,
                                       ------------------   -----------------
                                         1994     1993       1994     1993
PRIMARY                                  ----     ----       ----     ----

Shares outstanding:

  Weighted average number of
   shares outstanding                    45,961    42,684     43,804   42,411

  Net effect of dilutive stock
   options (1)                              365       343        314      322
                                        -------   -------    -------  -------
    Total                                46,326    43,027     44,118   42,733
                                        =======   =======    =======  =======

Income before extraordinary items
 and cumulative effect of a change
 in accounting principle                $16,500   $12,800   $ 50,300  $39,500
                                        =======   =======   ========  =======

Income per share before extraordinary
 items and cumulative effect of a
  change in accounting principle (2)    $   .35   $   .30   $   1.14  $   .93
                                        =======   =======   ========  =======


Extraordinary items                     $(1,100)  $  -      $(1,100) $(21,700)
                                        =======   =======   =======  ========

Loss per share from extraordinary
 items (2)                              $  (.02)  $  -      $  (.02) $   (.51)
                                        =======   =======   =======  ========

Cumulative effect of a change in
 accounting principle                   $  -      $  -      $  -     $(26,000)
                                        =======   =======   =======  ========

Loss per share from cumulative
 effect of a change in accounting
  principle (2)                         $  -      $  -      $   -    $   (.61)
                                        =======   =======   =======  ========

Net income (loss)                       $15,400   $12,800   $49,200  $ (8,200)
                                        =======   =======   =======  ========

Net income (loss) per share (2)         $   .33   $   .30   $  1.12  $   (.19)
                                        =======   =======   =======  ========




                                          Three Months         Nine Months
                                      Ended November 30,    Ended November 30,
                                      ------------------    -----------------
                                         1994      1993       1994      1993
FULLY-DILUTED                            ----      ----       ----      ----

Shares outstanding:
  Weighted average number of
   shares outstanding                    45,961    42,684     43,804   42,411
 Shares issuable upon conversion of
  the Company's 6-1/4% Convertible
  Subordinated Debentures                 4,742     7,948      6,885    7,951
 Net effect of dilutive stock
   options (1)                              365       343        341      322
                                        -------   -------    -------  -------
    Total                                51,068    50,975     51,030   50,684
                                        =======   =======    =======  =======
Income before extraordinary items and
 cumulative effect of a change in
 accounting principle                   $16,500   $12,800   $ 50,300  $39,500

Interest on Convertible Subordinated
 Debentures, less tax effect            $   700   $ 1,200   $  2,900  $ 3,500
                                        -------   -------   --------  -------

Income applicable to fully-diluted
 shares, before extraordinary items
 and cumulative effect of a change
 in accounting principle                $17,200   $14,000   $ 53,200  $43,000
                                        =======   =======   ========  =======

Income per share before extraordinary
 items and cumulative effect of a
 change in accounting principle         $   .34   $   .27   $   1.04  $   .85
                                        =======   =======   ========  =======


Extraordinary items                     $(1,100)  $  -      $(1,100) $(21,700)
                                        =======   =======   =======  ========

Loss per share from
 extraordinary items                    $  (.02)  $  -      $    .02  $  (.43)
                                        =======   =======   ========  =======

Cumulative effect of a change in
 accounting principle                   $  -      $  -      $   -    $(26,000)
                                        =======   =======   =======  ========

Loss per share from cumulative
 effect of a change in accounting
 principle                              $  -      $  -      $   -     $  (.51)
                                        =======   =======   =======   =======

  Net income (loss)                     $16,100   $14,000   $52,100  $ (4,700)
                                        =======   =======   =======  ========

Net income (loss) per share             $   .32   $   .27   $   1.02  $  (.09)
                                        =======   =======   ========  =======


- ------------------------------------
(1) The net effects for the three and nine month periods ended November 30, 1994 and 1993 are based upon the treasury stock method using the average market price during the periods for the primary amounts, and the higher of the average market price or the market price at the end of the period for the fully-diluted amounts.
(2) Primary earnings per share have been reported in the Company's financial statements based only upon the shares of common stock outstanding, since the dilutive effect of the stock options is not considered to be material.